Exhibit 4.151

Contract Register No.:

Technology Development Contract

Project Name:  Commissioned Dynamic Encryption Algorithm Development Contract

Principal:
(Party A)      Wenzhou Chuangjia Technology Co., Ltd.

Developer:
(Party B)      Shengqu Information Technology (Shanghai) Co., Ltd.

Signature Place:      District (County)        Province   Shanghai (City)

Signature Date: March 15, 2006

Validate from March 15, 2006 to January 9, 2008

Science and Technology Commission of Shanghai Municipality

Shanghai Administration of Industry and Commerce

Development (I)
This Contract on Technology Development of Dynamic Encryption Algorithm Project (entrusted/cooperated development) (this Project is subordinate to    Plan ☐) is made by and between the parties hereto subject to the Contract Law of the People’s Republic of China.
※Technology Contents, Forms and Requirements over the Subject Matter hereof:

Basic Requirements:
Applicable to change the encryption algorithm at any time, nobody can easily decrypt the encrypted password;
Application model can support win2000/winXP operating system.

Required Specifications and Parameters:
Whole development programs (software) divided into two (2) parts: Client Software and Server Software
Client Software mainly divided into client encryption software and decrypting software
Server Software mainly divided into client encryption software and decrypting software

Main Specifications and Parameters:
i. Server Software: server dynamic encoding host: providing server dynamic encryption and decrypting method;
Dynamic encoding binary document: compiled as encryption and decrypting algorithm of machine code;
Encryption algorithm saved in binary document, examples for document name:*.server.bin and *.client.bin; * standing for number, such as 1.server.bin, 1.client.bin.; server dynamic encoding host transferring encryption and decrypting algorithm through these numbers (document numbers);
ii. Applying ISDSvrDynCode::LoadBinary function so as to load encryption and decrypting algorithm for coding binary document;
iii. Applying ISDSvrDynCode::GetRandIdx function so as to obtain random document number with encryption algorithm;
iv. Applying SDSvrDynCode::GetCltDynCode so as to obtain binary coding of client encryption algorithm;
v. Sending binary coding of client encryption algorithm to client software;
vi. Mobilizing ISDSvrDynCode::Encode: function for encryption;
vii. Mobilizing ISDSvrDynCode::Decode function for decrypting;
viii. Upon completion, mobilizing ISDSvrDynCode::Release function for releasing sources.

Client Software: client dynamic encoding host: providing client dynamic encryption and decrypting method;

Application Methods:
i. Mobilizing SDCreateCltDynCode function for setting up host;
ii. Upon obtaining dynamic encoding from server software, mobilizing ISDCltDynCode.SetDynCode function so as to load dynamic encryption algorithm encoding;
iii. Mobilizing ISDCltDynCode::Encode function for encryption;
iv. Mobilizing ISDCltDynCode::Decode: function for decrypting;
v. Upon completion, mobilizing ISDCltDynCode::Release function for releasing sources.

Development (II)

※ Research and Development Plan

See Attachment A

IV. R&D Expense, Remuneration and Payment or Settlement thereof:

i. R&D expense refers to the cost needed for the R&D of this Project, and remuneration refers to royalty of this project development and allowance for the R&D staff.

R&D Expense and Remuneration (Say): six hundred thousand yuan (among which, R&D Expense   yuan, Remuneration   yuan).

ii. Payment Manner for Expenses and Remunerations: ( the following first one is applied):

V. Property ownerships of equipments, facilities and documents purchased at R&D expenses:

Development (III)
VI. Performing Deadline, Place and Methods:

This Contract shall be performed, (insert place) in Shanghai, from [●] 200  to January 1, 2008.

Performing Methods:

Party B shall deliver dynamic encrypted source code disk and related technology documents to Party A.

VII. ※Confidentiality of Technology Information and Documents
Party A and Party B shall take all necessary measures to prevent business secrets from being leaked, applied, or disclosed to any unauthorized person.

VIII. Contents of Technology Cooperation and Instruction
Party B is responsible for the development and maintenance of updated version of the Game.
Party B is responsible for solving and handling the BUG of the Game.

IX. Assumption of Risk Responsibility:
During the performance of this Contract, the risk responsibility of partial or whole losses for the R&D resulted from the technology difficulties under the current level and condition shall be assumed by ii. (i. Party A, ii. Party B, iii. Both Parties, iv. Separate negotiations between the parties hereto). It is hereby agreed that Party A shall assume [  ] %, and Party B shall assume [  ] % of the risk responsibility.

Development (IV)

X. Ownership and Sharing of the Development
The right of patent application is owned by Party A, and the right to use and assign the technology secrets is owned by Party A.

XI. Inspection Standard and Method:
The achieved development which meets the specifications of Article (II) of this Contract shall examined and accepted by Party A in accordance with Appendix II and the inspection certificate shall be issued by Party A.

XII. Calculation Methods for Liquidated Damages or Loss Compensation Amount
The breaching party shall assume the breach liabilities in accordance with the terms and conditions of the Contract Law of the People’s Republic of China.
i.	In case of breaching Article III of this Contract, Party B shall assume the following breach liabilities:
For each delayed day, Party A is entitled to deduct 1% of total amount of this Contract as liquidated damages. For delay of more than thirty (30) days, resulting in Party A’s regular application, Party A is entitled to unilaterally terminate this Contract, and Party B shall refund the paid amount to Party A no later than seven (7) days after the termination hereof.
ii.	In case of breaching Article IV of this Contract, Party A shall assume the following breach liabilities:
For each delayed day, Party A shall pay1% of the delayed amount as liquidated damages to Party B.
iii.	Miscellaneous:
In case Party B breaks Article XII of this Contract and cannot meet the inspection standards, Party A is entitled to revoke this Contract.
In case Party B sub-contracts this Project wholly or partially to the third party without prior written approval from Party A, Party A is entitled to revoke this Contract immediately. Party B shall refund the paid amount to Party A no later than seven (7) days after Party A sends the said written notice, and shall pay 30% of the total amount of this Contract as liquidated damages to Party A.

Development (V)
XIII.  ☐  Dispute Resolution:
Any dispute arising out of the performance of this Contract may be settled through compromise or mediation by and between the parties hereto. In case the parties hereto are not willing to make compromise, mediation or fail to compromise and/or mediate, the following first resolution shall be applied.
i.	The parties hereto agree to submit such dispute to Shanghai Arbitration Commission.
ii.	Institute such dispute to the People’s Court, subject to the jurisdiction of [ ] People’s Court.
i)	the defendant’s residence
ii)	the performance place of this Contract
iii)	the signature place of this Contract
iv)	the plaintiff’s residence
v)	the place where the Subject Matter is

XIV. Interpretation of Terms:

/

XV.  ☐  Miscellaneous (Anything not mentioned above, such as rights and obligations of the agency, and its services charges, payment methods, deposits, property mortgages and guaranties, et.):

/

The terms and conditions in this Contract marked with ☐ shall be completed in according to the Completion Instruction.

Development (VI)

Title (or Name)	Wenzhou Chuangjia Technology Co., Ltd. (Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	Zhang Xiangdong (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	Zhuang Junjie (Signature and Seal)
Residence (Correspondence Address)	Rm. 1101-1102, Digital City, Xincheng Avenue, Wenzhou City	Postal Code
Tel:
Account Bank
Bank Account No.
Title (Name)	Shengqu Information Technology (Shanghai) Co., Ltd. (Seal)			Technology Contract Seal b Or Common Seal MM/DD/YY
Legal Representative	Chen Tianqiao (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)	No.1 Building No.639 Bibo Road, Shanghai	Postal Code	201203
Tel:	021-50504740
Account Bank
Bank Account No.
Entity Name	(Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	(Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)		Postal Code
Tel:
Account Bank
Bank Account No.

Completion Instruction (Applicable to be affixed with Stamp Duty)

I. Completion Method for “Contract Registration Number”
Contract Registration Number shall be completed by each contract registry office.

II. Technology Development Contract refers the contract concerning new technology, new products, new technique, new material and the related system research and development which is made by and between the parties hereto, including entrusted development contract and cooperation development contract.

III. The planed project shall be completed as the plan of the State, the province (autonomous region, municipality directly under the Central Government), city specifically designated in the state plan, city, and county. If none of the above, mark (／) in the related column.

IV. Technology Contents and Forms:
Technology contents and forms include the required technological and economical specifications, the purpose of development, the applicable scopes and benefits, submission method and amount of the achieved development.
The development can be submitted in the following methods:
i. Technology documents of products design, workmanship specifications, materials recipe and other drawings, dissertations and reports;
ii. disks, tapes, and computer software;
iii. new breeds of animals or plants, and microorganism fungus;
iv. sampling products, sampling machines
v. complete technology equipment;

V. R&D Plan：
R&D Plan includes phased schedules, technological matters to be solved in different phases, deadlines of achieved goal when Parties are implementing development project.

VI. Confidentiality of technology information and documents includes the contents and deadlines of confidential obligations over information and documents by Parties and the liability of disclosing information and documents.
The parties hereto can agree that this Article shall survive whether this Contract is changed, ends or terminates.

VII. Dispute Resolution
Any party shall be deemed to waive its rights to institute concerned disputes to the People’s Court provided always that either arbitration or judgment is stipulated in Arbitration Law of the People's Republic of China and such party selects arbitration; on the other hand, any party shall be deemed to waive its rights to submit concerned disputes for arbitration provided always that such party selects a lawsuit; therefore, the parties hereto shall agree on the dispute resolution.

VIII. Miscellaneous
In case this Contract is signed through the agency, the agency contract shall be attached to this Contract. The photocopies of the procedures of paid deposits, property mortgages and guaranties shall be attached to this Contract provided that the parties hereto agree on such deposits, property mortgages and guaranties.

IX. The entrusted agency shall show the power of attorney when signing this Contract.

X. In this Contract, the sign of (／) shall be filled in the blank where the terms and conditions are not to be filled which are agreed by Parties.

XI. The original copy of this Contract is in quintuplicate.

For Registry Office: Technology Contract Registry Office (Seal) Handled by: (Seal) MM/DD/YY

Attachment A:

Plan of Dynamic Encryption Software R&D:

Startup Date: March 15, 2006…
Work Node 1: To Accomplish the following tasks before June 25; (Phase I)

Programs:
To accomplish program framework development of client software and server software
To accomplish server dynamic encryption program development in Phase I

Achieved Functions:
Server Software: server dynamic encoding host: providing server dynamic encryption and decrypting method;
Dynamic encoding binary document: compiled as encryption and decrypting algorithm of machine code;
Encryption algorithm saved in binary document, examples for document name:*.server.bin and *.client.bin; * standing for number, such as 1.server.bin, 1.client.bin.; server dynamic encoding host transferring encryption and decrypting algorithm through these numbers (document numbers);
ii. Applying ISDSvrDynCode::LoadBinary function so as to load encryption and decrypting algorithm for coding binary document;
iii. Applying ISDSvrDynCode::GetRandIdx function so as to obtain random document number with encryption algorithm;
iv. Applying SDSvrDynCode::GetCltDynCode so as to obtain binary coding of client encryption algorithm;
v. Sending binary coding of client encryption algorithm to client software;
vi. Mobilizing ISDSvrDynCode::Encode: function for encryption;
vii. Mobilizing ISDSvrDynCode::Decode function for decrypting;
viii. Upon completion, mobilizing ISDSvrDynCode::Release function for releasing sources.

Demonstration:
Server Dynamic Encryption

Work Node 2: To Accomplish the following tasks before August 15: (Phase II):

Programs:
To accomplish client dynamic encryption software
To achieve the combination of client dynamic encryption software and server dynamic encryption software

Achieved Functions:
Mobilizing SDCreateCltDynCode function for setting up host;
Upon obtaining dynamic encoding from server software, mobilizing ISDCltDynCode.SetDynCode function so as to load dynamic encryption algorithm encoding;
Mobilizing ISDCltDynCode::Encode function for encryption;
Mobilizing ISDCltDynCode::Decode: function for decrypting;
Upon completion, mobilizing ISDCltDynCode::Release function for releasing sources.

Demonstration:
To achieve dynamic encryption

To commence internal tests from August 15, 2006

Attachment B:

Inspection Standard and Method over Dynamic Encryption Software:

Inspection Standard:
Applicable to change the encryption algorithm at any time, nobody can easily decrypt the encrypted password;

Inspection Method:
Party A's Product Administration Center will test the Game, and will submit the error and deficiency report on the Game to Party B. Party B's developing staff will modify the Game unless and until Party A's Product Administration Center confirms the trial result and gives a confirmation notice on such trial result.

Inspected Contents Include:
All datasheets are in turn input to the database once again, based on which the complete tests will be carried out for examining the normal operation of the Game so as to ensure the correctness of the said datasheets;
To plan to make tests one by one once again according to the functions of the Game for ensuring that all functions have been correctly achieved according to such plan;
To ensure that the serious defects discovered previously have been renovated;
To inspect the operation of client software and server software by applying test software; no EMS memory or other serious defects are discovered upon test for two (2) running days;
All documents are represented exactly;